UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2018

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Interim Strategic Executive

On October 8, 2018, StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”), and Leo J. Pound modified the terms of the Agreement dated July 26, 2018 pursuant to which he serves as Interim Strategic Executive of StoneMor GP by extending the term of his service in such capacity through October 31, 2018. StoneMor GP also delegated to Joseph M. Redling, its President and Chief Executive Officer, the authority to extend such term for one additional month. During such additional period of service as Interim Strategic Executive, Mr. Pound will continue to receive a monthly fee of $50,000. Mr. Pound will defer his return to the Audit Committee of the Board of Directors of StoneMor GP until his service as Interim Strategic Executive ceases.

A summary of the oral agreement between Mr. Pound and StoneMor GP with respect to extension of the term of his service as Interim Strategic Executive of StoneMor GP is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Matters Pertaining to Lawrence Miller

On October 12, 2018, the Partnership and Lawrence Miller entered into a letter agreement (the “Agreement”) that resolved the number of units that vested upon Mr. Miller’s retirement as President and Chief Executive Officer in May 2017 pursuant to awards made under the Partnership’s 2014 Long-Term Incentive Plan (the “Plan”). The parties agreed that a total of 22,644 time-based units and 63,836 performance-based units vested under such awards in accordance with the terms of the Separation Agreement dated March 27, 2017 between Mr. Miller and StoneMor GP. The parties also agreed that a total of $340,751.40 will be paid to Mr. Miller pursuant to distribution equivalent rights with respect to those units.

In connection with entering into the Agreement, Mr. Miller resigned as a director of StoneMor GP. The Partnership will pay Mr. Miller the distribution equivalent rights within five business days, and will issue the vested units within five business days after it has filed all reports it is required to file under the Securities Exchange Act of 1934, as amended. The Agreement also included a customary release by Mr. Miller of any further claims with respect to the Plan, including the referenced awards, and any right to appoint a “Founder Director” under the terms of StoneMor GP’s Second Amended and Restated Limited Liability Company Agreement, as amended.

The foregoing summary of the Agreement is not intended to be complete and is qualified in its entirety by reference thereto, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound.

10.2	Letter Agreement dated October 12, 2018 between StoneMor Partners L.P. and Lawrence Miller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2018	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC its general partner

	By:	/s/ Austin K. So
Austin K. So
General Counsel, Chief Legal Officer & Secretary